Exhibit 4.8

DRAFT

                        THIRD AMENDMENT AGREEMENT TO CASH
                              MANAGEMENT AGREEMENT

                             DATED [1st April], 2004

                               ABBEY NATIONAL PLC

                                       and

                             HOLMES TRUSTEES LIMITED

                                       and

                             HOLMES FUNDING LIMITED

                                       and

                       JPMORGAN CHASE BANK, LONDON BRANCH

                                 ALLEN & OVERY
                                     LONDON

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                                    CONTENTS

Clause                                                                      Page

1. Definitions and Interpretation.............................................2
2. Amendments.................................................................2
3. Miscellaneous..............................................................6

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THIS [THIRD]  AMENDMENT  AGREEMENT TO THE CASH  MANAGEMENT  AGREEMENT is made on
[1st April], 2004

BETWEEN:

(1) ABBEY NATIONAL PLC, a public limited company incorporated under the laws of England and Wales whose registered office is at Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN in its capacity as cash manager (the Cash Manager, which expression shall include such other person as may from time to time be appointed as cash manager pursuant to this Agreement);

(2) ABBEY NATIONAL PLC, a public limited company incorporated under the laws of England and Wales whose registered office is at Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN in its capacity as Seller of the Loans (the Seller);

(3) HOLMES TRUSTEES LIMITED (registered number 3982431), a private limited company incorporated under the laws of England and Wales whose registered office is at Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN (the Mortgages Trustee);

(4) HOLMES FUNDING LIMITED (registered number 3982428), a private limited company incorporated under the laws of England and Wales whose registered office is Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN (Funding and, together with the Seller, the Beneficiaries); and

(5) JPMORGAN CHASE BANK, LONDON BRANCH whose principal office is at Trinity Tower, 9 Thomas More Street, London E1W 1YT in its capacity as trustee (the Security Trustee which expression shall include such company and all other persons or companies for the time being acting as the trustee or trustees under the Funding Deed of Charge, the Issuer Deeds of Charge and the Trust Deed).

WHEREAS:

(A) The Cash Manager is providing Cash Management Services to the Mortgages Trustee, Funding and the Security Trustee on the terms and subject to the conditions contained in the Cash Management Agreement.

(B) On 29th November, 2000 the parties hereto agreed to amend the terms of the Cash Management Agreement to provide for the creation of the Second Issuer Fund.

(C) The parties agreed on 26th March, 2003 to further amend the terms of the Cash Management Agreement to reflect the creation of the Funding Liquidity Reserve Fund.

(D) The parties have agreed to further amend the terms of the Cash Management Agreement to reflect the creation of the Funding Reserve Fund and the establishment of the Cash Accumulation Sub-Ledger.

(E) The parties to the Cash Management Agreement have agreed to amend the terms of the Cash Management Agreement as set out herein.

IT IS HEREBY AGREED as follows:


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1.    DEFINITIONS AND INTERPRETATION

      The Amended and Restated Master Definitions and Construction Schedule signed for the purposes of identification by Allen & Overy and Slaughter and May on [1st April], 2004 (as the same may be amended, varied or supplemented from time to time with the consent of the parties hereto) is expressly and specifically incorporated into this Agreement and, accordingly, the expressions defined in the Amended and Restated Master Definitions and Construction Schedule (as so amended, varied or supplemented) shall, except where the context otherwise requires and save where otherwise defined herein, have the same meanings in this Agreement, including the Recitals hereto and this Agreement shall be construed in accordance with the interpretation provisions set out in Clause 2 of the Amended and Restated Master Definitions and Construction Schedule.

2.    AMENDMENTS

2.1 Clause 1.1 of the Cash Management Agreement is hereby amended by deleting the current Clause 1.1 in its entirety, and replacing it with the following new Clause 1.1:

      "The Amended and Restated Master Definitions and Construction Schedule signed for the purposes of identification by Allen & Overy and Slaughter and May on [1st April], 2004 (as the same may be amended, varied or supplemented from time to time with the consent of the parties hereto) is expressly and specifically incorporated into this Agreement and, accordingly, the expressions defined in the Amended and Restated Master Definitions and Construction Schedule (as so amended, varied or supplemented) shall, except where the context otherwise requires and save where otherwise defined herein, have the same meanings in this Agreement, including the Recitals hereto and this Agreement shall be construed in accordance with the interpretation provisions set out in Clause 2 of the Amended and Restated Master Definitions and Construction Schedule.".

2.2 Clause 4.3(a) of the Cash Management Agreement is hereby amended by deleting the current Clause 4.3(a) in its entirety, and replacing it with the following new Clause 4.3(a):

      "(a) The Cash Manager shall open and maintain in the books of Funding certain ledgers to be known as the Funding Revenue Ledger, the Funding Principal Ledger, the First Reserve Ledger, the Second Reserve Ledger, the Funding Liquidity Reserve Ledger, the Funding Reserve Ledger, the Cash Accumulation Ledger and the Cash Accumulation Sub-Ledger which shall reflect the aggregate of all amounts of cash standing to the credit of the Funding GIC Account and the Funding Transaction Account and all amounts invested in Authorised Investments purchased from amounts standing to the credit of the Funding GIC Account and the Funding Transaction Account from time to time.".

2.3 Clause 4.4(b) is hereby amended by deleting the current Clause 4.4(b) in its entirety, and replacing it with the following new Clause 4.4(b):

      "(b) The Cash Manager shall procure that the following amounts are paid into the Funding GIC Account:

            (i)   all Funding Revenue Receipts;

            (ii)  all Funding Principal Receipts;

            (iii) all amounts  received by Funding  pursuant to the Funding Swap
                  Agreement (other than any amounts of collateral required to be posted by the Funding


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                  Swap Provider which shall be paid into an account  established in the name of Funding for such purpose); and

            (iv) any other amounts whatsoever received by or on behalf of Funding after the Initial Closing Date,

            and the Cash Manager shall procure that all interest earned on the Funding Bank Accounts and all investment proceeds from Authorised Investments purchased from amounts standing to the credit of the Funding GIC Account are credited to such account except that any interest earned on any account into which any collateral under the Funding Swap Agreement or any investment proceeds from Authorised Investments in which such collateral is invested shall be paid into the account established by Funding into which any collateral under the Funding Swap Agreement is paid.

2.4   A new Clause 4.7 shall be inserted  immediately  after the existing Clause
      4.6 as follows:

      "4.7  Collateral posted under the Funding Swap Agreement

            Any and all amounts of collateral provided to Funding by the Funding Swap Provider pursuant to the Funding Swap Agreement will be paid into an account which will be established by Funding or otherwise invested by the Cash Manager on behalf of Funding in Authorised Investments.

            For the avoidance of doubt, references in this Agreement to amounts received from the Funding Swap Provider under the Funding Swap Agreement will, save as provided below exclude any and all amounts of collateral provided to Funding by the Funding Swap Provider.

            Any and all amounts standing to the credit of the account established by Funding into which any collateral under the Funding Swap Agreement is paid shall not be available to the Cash Manager for application in accordance with any of the Funding Priority of Payments unless, and subject always to the terms of any applicable supplemental deed of charge to the Funding Deed of Charge, there is an early termination of the Funding Swap Agreement and such funds are not going to be applied by Funding in or towards the costs of entering into a replacement swap agreement. Following such an event, the value of the relevant collateral will be applied against an amount equal to the termination amount that would have been payable by the Funding Swap Provider had such collateral not been provided and such funds will be available to be treated as a termination payment under the relevant Funding Swap Agreement and will be available for application by the Cash Manager in accordance with the relevant Funding Post-Enforcement Priority of Payments."

2.5 Schedule 1 item (a) shall be deleted and replaced in its entirety with the following:

      "(a) operate the Mortgages Trustee GIC Account, the Funding GIC Account, the Funding Transaction Account and any account established by Funding into which any collateral under the Funding Swap Agreement is paid and ensure that payments are made into and from such accounts in accordance with this Agreement, the Mortgages Trust Deed, the Funding Deed of Charge, the Bank Account Agreement, the Mortgages Trustee Guaranteed Investment Contract, the Funding Guaranteed Investment Contract and any other applicable Transaction Document PROVIDED HOWEVER THAT nothing herein shall require the Cash Manager to make funds


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

            available to the Mortgages Trustee or Funding to enable such payments to be made other than as expressly required by the provisions of this Agreement;"

2.6 Schedule 1 item (i) shall be deleted and replaced in its entirety with the following:

      "(i) At the request of Funding (but also with the prior written consent of the Security Trustee), the Cash Manager shall invest monies standing from time to time to the credit of the Funding GIC Account and any and all amounts standing to the credit of the account established by Funding into which any collateral under the Funding Swap Agreement is paid in Authorised Investments, subject to the following provisions:

            (i) any such Authorised Investment shall be made in the joint names of Funding and the Security Trustee; and

            (ii) any costs properly and reasonably incurred in making and changing Authorised Investments will be reimbursed to the Cash Manager and the Security Trustee by Funding; and

            (iii) all income or proceeds  following  the disposal or maturity of
                  Authorised Investments shall be credited to the Funding GIC Account;

            (iv) the Security Trustee and the Cash Manager shall not be responsible (save where any loss results from the Security Trustee's or the Cash Manager's own fraud, wilful default or negligence or that of its officers or employees) for any loss occasioned by reason of any such Authorised Investments whether by depreciation in value or otherwise provided that such Authorised Investments were made in accordance with the above provisions."

2.7 Schedule 2 of the Cash Management Agreement is hereby amended by deleting the current paragraph 18 in its entirety and replacing it with the following paragraph 18:

      "Reserve Ledgers

      (a) On each Interest Payment Date, the Cash Manager shall determine the First Reserve Fund Required Amount and the First Reserve Fund Additional Required Amount;

      (b) On each Interest Payment Date, the Cash Manager shall determine the Second Reserve Fund Required Amount (as defined below) which shall apply for the period from but excluding that Interest Payment Date to and including the next following Interest Payment Date.

      (c) A First Reserve Tranche (if any) drawn down on a relevant Closing Date by Funding pursuant to a Start-Up Loan Agreement [or otherwise from the Funding Reserve Fund if so agreed by Funding, the Seller and the Security Trustee] will be credited to the First Reserve Ledger.

      (d) Amounts shall be credited to the First Reserve Ledger, the Second Reserve Ledger and the Funding Reserve Ledger in accordance with the Funding Priority of Payments above.

      (e) On each Interest Payment Date following a Funding Liquidity Reserve Fund Relevant Event, the Cash Manager shall determine the Funding Liquidity Reserve Required Amount which shall apply for the period from but excluding that Interest Payment Date to and including the next following Interest Payment Date.


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      (f)   Amounts  shall be debited to the First  Reserve  Ledger,  the Second
            Reserve Ledger, the Funding Reserve Ledger and the Funding Liquidity Reserve Ledger on each Interest Payment Date in order to be applied in accordance with the order of priority of payments set out in
            Schedule 3 to the Funding Deed of Charge.

            "Second Reserve Fund Required Amount" shall mean an amount equal to "X" where "X" is calculated on each Interest Payment Date as follows:

                  A x B x C = X

                  where,

                  A = (LIBOR for three-month Sterling deposits + 0.65 per cent.)
                  - (the weighted average yield on the Loans in the Mortgages Trust + (the blended margin on the Funding Swap)

                  B = the aggregate Outstanding Principal Balance of all the Term Advances

                  C = the weighted average life of all the Term Advances. The weighted average life of the Term Advances will be calculated as being the greater of 2.5 years or the weighted average life calculated on the following assumptions:

                  I.    the lower of a 15% CPR and the  actual 12 month  rolling
                        CPR;

                  II. the Eighth Issuer not exercising its option to redeem the Eighth Issuer Notes (other than the Series 1 Class A Eighth Issuer Notes and the Series 2 Class A Seventh
                        Issuer Notes) on the Interest Payment Date falling in January 2009, Holmes Financing (No. 7) not exercising its option to redeem the Seventh Issuer Notes (other than the Series 1 Class A Seventh Issuer Notes and the Series 2 Class A Seventh Issuer Notes) on the Interest Payment Date falling in April 2008, Holmes Financing (No. 6) PLC not exercising its option to redeem the Sixth Issuer Notes (other than the Series 1 Class A Sixth Issuer Notes and the Series 2 Class A Sixth Issuer Notes) on the Interest Payment Date falling in April 2008, Holmes Financing (No. 5) PLC not exercising its option to redeem the Fifth Issuer Notes (other than the Series 1 Class A Fifth Issuer Notes and the Series 2 Class A Fifth Issuer Notes) on the Interest Payment Date falling in October 2006, Holmes Financing (No. 4) PLC not exercising its option to redeem the Fourth Issuer Notes (other than the Series 3 Class D Fourth Issuer
                        Notes  and the  Series 4  Fourth  Issuer  Notes)  on the
                        Interest Payment Date falling in July 2006, Holmes Financing (No. 4) PLC not exercising its option to redeem its Series 4 Fourth Issuer Notes on the Interest Payment Date falling in October 2006, Holmes Financing (No.3) PLC not exercising its option to redeem the Third Issuer Notes on the Interest Payment Date falling in July 2006, Holmes Financing (No.2) PLC not exercising its option to redeem the Second Issuer Notes on the Interest Payment Date falling in


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                        October  2007  and  Holmes   Financing  (No.1)  PLC  not
                        exercising its option to redeem the First Issuer Notes on the Interest Payment Date falling in July 2010.

2.8 Schedule 3B of the Cash Management Agreement is hereby amended so that references to "Reserve Fund" in that Form of Quarterly Report shall be deemed to be references to the First Reserve Fund, the Second Reserve Fund, the Funding Reserve Fund and the Funding Liquidity Reserve Fund. The parties hereto also agree that each Quarterly Report made after the date hereof shall include reference to the Third Issuer, the Fourth Issuer, the Fifth Issuer, the Sixth Issuer, the Seventh Issuer, the Eighth Issuer and any New Issuer.

3.    MISCELLANEOUS

3.1 Save as expressly amended by this Agreement, the Cash Management Agreement shall remain in full force and effort. The Agreement shall form part of the Cash Management Agreement and references therein to "this Agreement" shall be read as references to the Cash Management Agreement as amended by this Agreement.

3.2 This Agreement may be executed (manually or by facsimile) in any number of counterparts and all such counterparts taken together shall be deemed to constitute one and the same instrument.

3.3 This Agreement shall be governed by and construed in accordance with the laws of England.

3.4 A person who is not a party to this Agreement may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999.

AS WITNESS whereof the parties hereto have executed this Agreement for delivery on the day and year first before written.


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

                                   SIGNATORIES

Signed by                           )
for and on behalf of                )
ABBEY NATIONAL PLC                  )
as Seller and Cash Manager          )

Signed by                           )
for and on behalf of                )
HOLMES TRUSTEES LIMITED             )

Signed by                           )
for and on behalf of                )
HOLMES FUNDING LIMITED              )

Signed by                           )
for and on behalf of                )
JPMORGAN CHASE BANK,                )
LONDON BRANCH                       )


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